EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13G, dated February 13, 2015 (the “Schedule 13G”), with respect to the Common Stock of Auris Medical Holding AG is filed, and all amendments thereto will be filed, on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13G.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 13th day of February 2015.

Balfidor Fondsleitung AG.

By:	/s/ Christian Widmer
	Name:	Christian Widmer
	Title:	Attorney-in-fact
Balfidor Holding AG.

By:	/s/ Christian Widmer
	Name:	Christian Widmer
	Title:	Attorney-in-fact

Zurcher Kantonalbank

By:	/s/ Christian Widmer
	Name:	Christian Widmer
	Title:	Vice President